EXHIBIT 11

                        COMPUTATION OF PER SHARE EARNINGS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                    Year Ended
----------------------------------------------------------------------------------------

                                                          Dec. 31,   Dec. 26,   Dec. 27,
                                                          2000       1999       1998
                                                          --------   --------   --------
Income from continuing operations                         $314,363   $339,939   $305,631

Less dividends on preferred stock                           11,351     14,075     14,040
                                                          --------   --------   --------
Income from continuing operations attributable
 to common stock                                          $303,012   $325,864   $291,591
                                                          ========   ========   ========
Average shares outstanding (basic)                          75,370     80,025     78,882
                                                          --------   --------   --------

Effect of dilutive securities:
  Convertible preferred stock                               12,597     15,948     17,549
  Stock options                                              1,138      1,487      1,745
                                                          --------   --------   --------

Average shares outstanding (diluted)                        89,105     97,460     98,176
                                                          ========   ========   ========

Earnings per share from continuing operations (basic)     $   4.02   $   4.07   $   3.70
                                                          ========   ========   ========

Earnings per share from continuing operations (diluted)   $   3.53   $   3.49   $   3.11
                                                          ========   ========   ========
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